Exhibit 99.1

ReShape Lifesciences Announces First Quarter 2019 Financial Results

San Clemente, CA May 20, 2019 – ReShape Lifesciences Inc. (OTCQB: RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended March 31, 2019.

Recent Highlights and Accomplishments

•	Recognized revenue of $3.1 million in the first quarter of 2019 compared to revenue from continuing operations of $139 thousand in the first quarter of 2018
•	Initiated patient enrollment in the ENDURE II clinical trial for CE Marking of the ReShape VestTM in the European Union, with six patients treated to date
•	Exhibited LAP-BAND® technology for the first time as a ReShape Lifesciences™ product during Minimally Invasive Surgery Symposium (MISS) exhibition in February
•	Initiated implementation of a global ERP system, advancing data access for optimization of operations and global marketing strategy companywide
•

Signed disbribution partnership agreement with Satori Healthcare, allowing ReShape to begin recognizing all LAP-BAND sales in Australia, currently the largest and most profitable market for the product

“In my first months at ReShape, I am impressed with the commercial progress the team has made in such a short time of owning LAP-BAND,” said Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “The revenue achieved in the first quarter of 2019 alone is greater than ReShape Lifesciences revenues for the entire year of 2018. LAP-BAND truly fills a void that has existed for years in the treatment paradigm for obesity; we are very encouraged by the renewed excitement around the product and its potential for customers, patients and our company as we move forward together.”

First Quarter 2019 Financial Results

Revenue for the three months ended March 31, 2019, was $3.1 million compared to $139 thousand in revenue from continuing operations for the three months ended March 31, 2018.

Gross profit for the first quarter of 2019 was $2.2 million compared to $79 thousand for the three months ended March 31, 2018.

Selling, general and administrative expenses for the three months ended March 31, 2019 were $5.4 million compared to $6.3 million in the first quarter of 2018.

Research and development expenses were $1.1 million for the first quarter of 2019 compared to $2.5 million in the first quarter of 2018.

As of March 31, 2019, the Company had cash and cash equivalents totaling $1.8 million and approximately $2.0 million of liability associated with the subordinated convertible debentures from the financing completed March 29, 2019.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time 4:30 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 3557379. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved LAP-BAND® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the Lap-Band system, including the risk of default under our security agreement with Apollo Endosurgery entered into in connection with the transaction;  the risk of default under our secured subordinated convertible debentures due June 28, 2019 that we issued in March 2019; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed May 16, 2019. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences Inc.
949-429-6680 x106

syoungstrom@reshapelifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group
415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share amounts; unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,828	$5,548
Accounts and other receivables (net of allowance for bad debts of $345 at March 31, 2019 and $236 at December 31, 2018)	3,919	917
Finished goods inventory	1,025	985
Prepaid expenses and other current assets	2,460	1,269
Total current assets	9,232	8,719
Property and equipment, net	47	64
Operating lease right-of-use assets (Note 6)	1,070	—
Other intangible assets, net	36,511	36,927
Other assets	563	563
Total assets	$47,423	$46,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,554	$6,456
Embedded derivative liability (Note 5)	481	—
Subordinated convertible debentures (Note 5)	1,504	—
Asset purchase consideration payable, current (Note 5)	1,931	1,907
Operating lease liabilities, current (Note 6)	374	—
Total current liabilities	11,844	8,363
Asset purchase consideration payable, noncurrent (Note 5)	4,462	4,403
Operating lease liabilities, noncurrent (Note 6)	700	—
Deferred income taxes	1,844	1,844
Total liabilities	18,850	14,610
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized:
Series B convertible preferred stock, $0.01 par value; 3 and 159 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Series C convertible preferred stock, $0.01 par value; 95,388 shares issued and outstanding at March 31, 2019 and December 31, 2018	1	1
Series E convertible preferred stock, $0.01 par value; 1,192,000 and zero shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	12	—
Common stock, $0.01 par value; 275,000,000 shares authorized at March 31, 2019 and December 31, 2018; 7,703,233 and 8,770,433 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	77	88
Additional paid-in capital	451,949	450,564
Accumulated deficit	(423,466)	(418,990)
Total stockholders’ equity	28,573	31,663
Total liabilities and stockholders’ equity	$47,423	$46,273

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$3,074	$139
Cost of revenue	843	60
Gross profit	2,231	79
Operating expenses:
Selling, general and administrative	5,421	6,336
Research and development	1,056	2,500
Total operating expenses	6,477	8,836
Operating loss	(4,246)	(8,757)
Other expense (income), net:
Interest expense, net	103	1
Warrant expense	130	—
Other, net	(3)	1
Loss from continuing operations before income taxes	(4,476)	(8,759)
Income tax benefit	—	1,382
Loss from continuing operations	(4,476)	(7,377)
Loss from discontinued operations, net of tax	—	(3,856)
Net loss attributable to common shareholders	(4,476)	(11,233)
Net loss per share - basic and diluted:
Continuing operations	$(0.54)	$(500.40)
Discontinued operations	—	(261.57)
Net loss per share - basic and diluted	$(0.54)	$(761.97)
Shares used to compute basic and diluted net loss per share	8,242,451	14,742